Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	May 7, 2008
Contact:	Specialized Health Products International, Inc.
David Green, Chief Financial Officer
(801) 298-3360
dgreen@shpi.com
or
CCG Investor Relations
Sean Collins, Senior Partner
(310) 477-9800
sean.collins@ccgir.com

Specialized Health Products Reports Financial Results for First Quarter 2008

BOUNTIFUL, Utah - May 7, 2008 - Specialized Health Products International, Inc., (“Specialized Health Products”) (OTCBB: SHPI), a leading developer, manufacturer and marketer of proprietary safety medical products, today announced financial results for the three months ended March 31, 2008.

Financial Results for Q1-2008

Total revenue for Q1-2008 increased 33% to $5.6 million, from $4.2 million in Q1-2007. Q1-2008 revenue increased $330,000 or 6% on a sequential quarter basis compared to Q4-2007 revenue.

The primary drivers of revenue growth during Q1-2008 were increased product sales and royalty revenue from licensed products. Product sales in Q1-2008 increased 32% to $4.3 million, compared to $3.3 million in Q1-2007. During Q1-2008, product sales to C. R. Bard, Inc. increased 41% year-over-year and accounted for approximately $1.5 million or 35% of total product sales for the quarter. Royalty revenue in Q1-2008 increased 40% to $1.2 million, compared to $827,000 in Q1-2007. The increase in royalty revenue is primarily attributable to the growth of licensed products to BD Medical, including Vacutainer® Push Button Blood Collection Set.

Gross profit margin in Q1-2008 was 69%; an improvement of two percentage points over the 67% recorded in Q1-2007. This improvement in gross margin is primarily related to the increase in royalty income, which has no associated cost of goods sold.

Operating expense increased 15% to $2.9 million in Q1-2008, including approximately $433,000 in incremental transaction-related expenses.

Net income increased to $926,000 in Q1-2008 from $304,000 in Q1-2007. Fully diluted earnings per share (“EPS”) was $0.01 in Q1-2008, compared to $0.00 or breakeven in Q1-2007.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a measure of financial performance not in conformance with Generally Accepted Accounting Principles (“GAAP”), increased to $1.3 million in Q1-2008 compared to $602,000 in Q1-2007.

Cash and cash equivalents totaled $9.2 million at March 31, 2008, representing an increase of $502,000 from December 31, 2007.

Update on Proposed Merger with C. R. Bard

On March 10, 2008, Specialized Health Products announced that it signed an agreement to be acquired by C. R. Bard, Inc. Closing of the transaction is subject to satisfaction of various closing conditions, including, without limitation, approval by stockholders of Specialized Health Products. On April 14, 2008, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On April 24, 2008, Specialized Health Products filed a definitive proxy statement pertaining to the proposed merger with the Securities and Exchange Commission (“SEC”). The proxy statement provides notice of a special meeting of stockholders of Specialized Health Products to be held on June 5, 2008 at 9:30 a.m. Mountain time at The Grand America Hotel in Salt Lake City, Utah. At the special meeting, stockholders will be asked to consider and vote upon the proposed merger. A record date of April 18, 2008 has been established for the purpose of determining stockholders entitled to receive notice of and to vote at the special meeting. As of May 5, 2008, proxy materials had been mailed to the stockholders of record.

Non-GAAP Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Specialized Health Products uses the non-GAAP measure of EBITDA.

This non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Specialized Health Products’ results of operations as determined in accordance with GAAP. These measures should only be used to evaluate Specialized Health Products’ results of operations in conjunction with the corresponding GAAP measures.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain non-cash expenses, interest and taxes.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release. EBITDA was calculated by adding back amortization of stock-based compensation, depreciation, amortization, patent litigation expense and income taxes to GAAP net income, and deducting net interest income and the amount held-back by Tyco Healthcare related to ongoing patent litigation from GAAP net income. Stock-based compensation expense consists entirely of the expense related to the issuance of restricted stock to Directors and employees of Specialized Health Products under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. is a leading developer, manufacturer and marketer of proprietary disposable medical products for clinician and patient safety. Specialized Health Products has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today. Specialized Health Products is a market leader in safety Huber needles, with four complementary product offerings. The Company has licensed or supplies other products to leading global healthcare companies, including Covidien, Bard Access Systems, B. Braun Medical and BD Medical. For more information about Specialized Health Products, visit the Company’s website at www.shpi.com.

Forward-Looking Statements

The statements contained in this press release regarding the Company’s proposed merger with C. R. Bard, Inc. and other statements that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to vary materially from historical results or those anticipated in such forward-looking statements. The proposed merger with C. R. Bard, Inc. may not close for any of a variety of reasons set forth in the merger agreement and the definitive proxy statement pertaining to the proposed merger filed with the SEC on April 24, 2008 including, without limitation, the failure to obtain approval of the merger from the Company’s stockholders or the failure to satisfy other closing conditions contained in the merger agreement. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, competitive threats to the Company’s core safety needle business, regulatory risks and uncertainties related to new products, the effect of the Company's accounting policies and other risk factors detailed in the Company's filings from time to time with the SEC, including, without limitation, the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007. These forward-looking statements speak only as of the date on which such statements are made and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the solicitation of proxies by Specialized Health Products International, Inc. with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”). A definitive proxy statement and form of proxy have been mailed to the stockholders of Specialized Health Products International, Inc.  The Company’s stockholders and investors are urged to read the proxy statement and other relevant materials because they contain important information about the Company, the proposed merger and related matters. Investors and stockholders may obtain free copies of these materials and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement may also be obtained from Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attn. Paul S. Evans. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed merger by reading the proxy statement.

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 (Financial Tables Follow)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,	March 31,
	2008	2007

Revenue:
Product sales	$4,339,406	$3,299,758
Royalties	1,155,667	827,133
Licensing revenues	99,167	49,167
Development fees and related services	-	23,667
	5,594,240	4,199,725
Cost of revenue	1,753,312	1,380,443

Gross profit	3,840,928	2,819,282

Operating expenses:
Research and development (1)	1,008,423	1,103,833
Sales and marketing (1)	431,899	508,334
General and administrative (1)	1,495,241	945,659
Total operating expenses	2,935,563	2,557,826

Income from operations	905,365	261,456

Other income	58,448	58,402

Income before income taxes	963,813	319,858
Income tax provision	(37,785)	(16,168)

Net income	$926,028	$303,690

Basic and diluted net income per common share	$0.01	$0.00
Basic weighted average number of shares outstanding	66,556,765	62,643,003
Diluted weighted average number of shares outstanding	67,439,367	65,824,537

EBITDA:
Net income	$926,028	$303,690
+ Amortization of stock-based compensation	379,375	323,656
+ Depreciation and amortization	190,235	159,968
+ Income taxes	37,785	16,168
- Tyco holdback	(161,066)	(143,289)
- Net interest income	(58,448)	(58,402)
EBITDA	$1,313,909	$601,791

(1) Includes amortization of stock-based compensation as follows:
Research and development	$128,290	$110,794
Sales and marketing	54,242	(11,393)
General and administrative	196,843	224,255
Total stock-based compensation	$379,375	$323,656

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$9,237,163	$8,735,143
Accounts receivable, net	2,935,488	2,999,686
Inventory	3,330,517	2,915,814
Prepaid expenses and other	269,331	253,124
Total current assets	15,772,499	14,903,767

Property and equipment, net of accumulated depreciation of $1,695,831
and $1,596,429 at March 31, 2008 and December 31, 2007, respectively	1,419,904	1,309,888
Intangible assets, net	2,957,751	2,917,390
Goodwill	586,161	586,161
Other assets	218,377	232,961
Total assets	$20,954,692	$19,950,167

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,709,934	$1,657,127
Accrued liabilities	1,020,175	1,164,427
Accrual for patent litigation expenses	445,862	606,928
Deferred revenue	122,900	172,067
Total current liabilities	3,298,871	3,600,549

Common stock, $.02 par value; 80,000,000 shares authorized, 68,373,633 and 68,333,633 shares issued and outstanding at March 31, 2008
and December 31, 2007, respectively	1,367,473	1,366,673
Additional paid-in capital	52,084,570	51,705,195
Accumulated deficit	(35,796,222)	(36,722,250)
Total stockholders' equity	17,655,821	16,349,618
Total liabilities and stockholders' equity	$20,954,692	$19,950,167